Exhibit 99.1

Archimedes Tech SPAC Partners Co.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Archimedes Tech SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Archimedes Tech SPAC Partners Co. (the “Company”) as of March 15, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 15, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, as of March 15, 2021, the Company had $1,003,578 cash and expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Business Combination as discussed in Note 10. There is no assurance that the Company’s plans to consummate a business combination will be successful within the combination period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

March 8, 2022

Archimedes Tech SPAC Partners Co.

BALANCE SHEET

March 15, 2021

Assets:
Current asset - cash	$1,003,578
Prepaid expenses	182,932
Total current assets	1,186,510
Cash held in trust account	120,500,000
Total Assets	$121,686,510

Liabilities and Stockholders’ Equity
Current Liabilities
Accrued offering costs and expenses	$89,774
Due to EarlyBirdCapital	500,000
Due to related party	1,613
Total Current Liabilities	591,387
Warrant Liability	253,413
Total Liabilities	844,800

Commitments and Contingencies
Common stock subject to possible redemption, 12,000,000 shares at redemption value	120,000,000

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,260,000 issued and outstanding (excluding 12,000,000 shares subject to possible redemption) (1)	426
Additional paid-in capital	845,814
Accumulated deficit	(4,530)
Total Stockholders’ Equity	841,710

Total Liabilities and Stockholders’ Equity	$121,686,510

(1)	Includes up to 125,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the financial statement.

Archimedes Tech SPAC Partners Co.

NOTES TO FINANCIAL STATEMENT

Note 1 — Organization and Business Operations

Archimedes Tech SPAC Partners Co. (the “Company”) is a blank check company formed under the laws of the State of Delaware on September 15, 2020. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar Business Combination with one or more businesses or entities (the “Business Combination”). None of the Company’s officers, directors, promoters and other affiliates has engaged in any substantive discussions on its behalf with representatives of other companies regarding the possibility of a potential Business Combination prior to and as of March 15, 2021. The Company’s focus will be on the artificial intelligence, cloud services and automotive technology sectors. However, the Company is not limited to the technology industry, or these sectors therein, and the Company may pursue a Business Combination opportunity in any business or industry it chooses and it may pursue a company with operations or opportunities outside of the United States.

The Company has selected December 31 as its fiscal year end.

As of March 15, 2021, the Company had not commenced any revenue-generating operations. All activity for the period from September 15, 2020 (inception) through March 15, 2021 relates to the Company’s formation and the initial public offering (the “IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Archimedes Tech SPAC Sponsors LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on March 10, 2021 (the “Effective Date”). On March 15, 2021, the Company consummated the IPO of 12,000,000 units, (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $120,000,000, which is discussed in Note 4.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one share of common stock (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-quarter of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one share of common stock. Each Private Unit will also consist of (i) one subunit (the “Private Subunits”), which consists of one share of common stock (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-quarter of one warrant (the “Private Warrants”).

Simultaneously with the closing of the IPO, the Company consummated the sale of 390,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement (the “Private Placement”) to the Sponsor and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $3,900,000. EarlyBirdCapital overfunded the purchase of its Private Units by $500,000, resulting in total gross proceeds to the Company of $4,400,000. The $500,000 of over-funding was recorded as a liability on March 15, 2021 and was paid back to EarlyBirdCapital on March 16, 2021 (See Note 10).

As of March 15, 2021, a total of $120,500,000 of the proceeds from the IPO and Private Placement (including the $500,000 of over-funding by EarlyBirdCapital) was held in a U.S.-based trust account at J.P. Morgan, maintained by Continental Stock Transfer & Trust Company, acting as trustee the (the “JPMorgan Trust”). Of the $120,500,000, $120,000,000 was placed in a U.S.-based trust account at Morgan Stanley, maintained by Continental Stock Transfer& Trust Company, acting as trustee (the “Morgan Stanley Trust”) on March 16, 2021 and $500,000 remained at JPMorgan Trust and was repaid to EarlyBirdCapital on March 16, 2021 (See Note 10).

Transaction costs amounted to $4,849,810 consisting of $2,400,000 of underwriting discount and $2,449,810 of other offering costs. In addition, $1,003,578 of cash was held outside of the JPMorgan Trust and Morgan Stanley Trust and is available for working capital purposes.

Following the closing of the IPO on March 15, 2021, $120,000,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in the Morgan Stanley Trust on March 16, 2021. $500,000 remained at the JPMorgan Trust and was repaid to EarlyBirdCapital on March 16, 2021 (See Note 10). The funds held in Morgan Stanley Trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Morgan Stanley Trust that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Morgan Stanley Trust until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period. The proceeds held in the Morgan Stanley Trust may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Morgan Stanley Trust (excluding taxes payable on the interest earned on the Morgan Stanley Trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will continue in existence only until 18 months from the closing of the IPO (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Subunits, at a per-subunit price, payable in cash, equal to the aggregate amount then on deposit in the Morgan Stanley Trust, including any interest not previously released to the Company (net of taxes payable), divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public stockholders’ rights as holders of Public Subunits (including the right to receive further liquidation distributions, if any), subject to applicable law. Public stockholders will also forfeit the one-quarter of one warrant included in the Public Subunits being redeemed. As promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and its board of directors, the Company will dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

A public stockholder will be entitled to receive funds from the Morgan Stanley Trust (including interest earned on his, her or its portion of the Morgan Stanley Trust to the extent not previously released to the Company) only in the event of (i) the redemption of 100% of the outstanding Public Subunits if the Company has not completed a Business Combination in the required time period, (ii) if that public stockholder converts such Public Subunits, or sells such Public Subunits to the Company in a tender offer, in connection with a Business Combination which the Company consummates or (iii) the Company seeks to amend any provisions of its amended and restated certificate of incorporation that would affect the public stockholders’ ability to convert or sell their Public Subunits to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Subunits if the Company does not complete a Business Combination within the Combination Period. This redemption right shall apply in the event of the approval of any such amendment to the Company’s amended and restated certificate of incorporation, whether proposed by the Sponsor, initial stockholders, executive officers, directors or any other person. In no other circumstances will a public stockholder have any right or interest of any kind to or in the Morgan Stanley.

The Sponsor, initial stockholders, officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of any proposed Business Combination, (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial Business Combination and (3) not to sell any shares in any tender in connection with a proposed initial Business Combination.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Morgan Stanley Trust are not reduced below $10.00 per Public Subunit by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but the Company cannot assure that it will be able to satisfy its indemnification obligations if it is required to do so. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the ”COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of March 15, 2021, the Company had approximately $1.0 million in its operating bank account, and working capital of approximately $0.6 million.

The Company’s liquidity needs up to March 15, 2021 had been satisfied through a payment from the Sponsor of $25,000 (see Note 6) for the Founder Shares, and the loan under an unsecured promissory note from the Sponsor of $125,000 (see Note 6). The promissory note from the Sponsor was fully repaid on March 15, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 6). To date, there were no amounts outstanding under any Working Capital Loans.

We anticipate that the $36,073 outside of the Trust account as of March 8, 2022, the date of this First Amended Filing, will not be sufficient to allow us to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. Moreover, we may need to obtain additional financing to consummate our Initial Business Combination but there is no assurance that new financing will be available to us on commercially acceptable terms. Furthermore, if we are not able to consummate a Business Combination by September 15, 2022, it will trigger our automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about our ability to continue as a going concern.

Note 2 — Restatement of Balance Sheet

Redeemable Equity Instruments

As a result of recent guidance to Special Purpose Acquisition Companies by the SEC regarding redeemable equity instruments, the Company revisited its application of ASC 480-10-S99 on the Company’s financial statements. The Company had previously classified a portion of its Public Subunits (and the underlying shares of common stock) in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity. The identified errors impacted the Company’s Closing Form 8-K. In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were material to the Closing Form 8-K. Accordingly, the Company is correcting such material errors through this First Amended Filing and classifying all Public Subunits as temporary equity.

Classification of Private Warrants & Fair Value of Representative Shares

On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions commonly included in warrants issued by special purpose acquisition companies, the Company re-evaluated the accounting for its Public Warrants and Private Warrants under ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that the Private Warrants do not meet the criteria to be classified in stockholders’ equity, since the Private Warrants meet the definition of a derivative under ASC 815-40. Additionally, the Company re-evaluated the fair value of the Representative Shares and concluded that the fair value previously used for the Representative Shares was incorrect. The identified errors impacted the Company’s Closing Form 8-K. In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were qualitatively immaterial to the Closing Form 8-K but, in consideration that the Company is restating its Closing Form 8-K through this First Amended Filing to address the misclassification of redeemable equity instruments, the Company concluded that this First Amended Filing should also include the restatements to correct the identified errors related to the classification of Private Warrants and the fair value of Representative Shares.

Impact of the Restatement

The impact of the restatement on the audited balance sheet as of March 15, 2021 are presented below.

	As Previously Reported	Adjustments	As Adjusted
Audited Balance Sheet as of March 15, 2021
Warrant Liabilities	$-	$253,413	$253,413
Total Liabilities	591,387	254,413	844,800
Common stock subject to possible redemption	116,095,120	3,904,880	120,000,000
Common stock	465	(39)	426
Additional paid-in capital	5,004,068	(4,158,254)	845,814
Total Stockholder’s Equity	5,000,003	(4,158,293)	841,710

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 15, 2021.

Cash Held in Trust Accounts

At March 15, 2021, the assets held in the JPMorgan Trust was held in cash. At March 15, 2021, the Company had $120,500,000 in cash held in the JPMorgan Trust.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accrued offering costs and expenses, and due to related party are estimated to approximate the carrying values as of March 15, 2021 due to the short maturities of such instruments.

The Company’s warrant liability and the fair value of its Representative Shares are based on valuation models utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability and the fair value of its Representative Shares are classified as Level 3. See Note 7 for additional information on assets, liabilities and Representative Shares measured at fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At March 15, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to stockholders’ equity upon the completion of the IPO. Accordingly, as of March 15, 2021, offering costs in the aggregate of $4,849,810 have been charged to stockholders’ equity (consisting of $2,400,000 of underwriting discount and $2,449,810 of other offering costs).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 15, 2021, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company’s deferred tax assets were deemed to be de minimis as of March 15, 2021.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 4 — Initial Public Offering

Pursuant to the IPO on March 15, 2021, the Company sold 12,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and one-quarter of one Public Warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Each whole warrant will become exercisable 30 days after the completion of an initial Business Combination and will expire on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on March 15, 2021, $120,000,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in the Morgan Stanley Trust on March 16, 2021. $500,000 remained at the JPMorgan Trust and was repaid to EarlyBirdCapital on March 16, 2021 (See Note 10). The funds held in Morgan Stanley Trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that the Company is not deemed to be an investment company under the Investment Company Act.

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,800,000 Public Units to cover over-allotments. On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $13,000,000 (See Note 10).

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital purchased an aggregate of 390,000 Private Units at a price of $10.00 per Private Unit in a private placement (the “Private Placement”), generating gross proceeds of $3,900,000. EarlyBirdCapital overfunded the purchase of its Private Units by $500,000, resulting in total gross proceeds to the Company of $4,400,000. The $500,000 of over-funding was recorded as a liability on March 15, 2021 and was paid back to EarlyBirdCapital on March 16, 2021 (See Note 10).

On March 19, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and EarlyBirdCapital purchased an aggregate of 26,000 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $260,000 (See Note 10).

The Private Units (and underlying Private Subunits, Private Shares, and Private Warrants) are identical to the Public Units except that the Private Warrants included in the Private Units: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Company’s initial stockholders have agreed (A) to vote the Private Shares contained in the Private Subunits in favor of any proposed Business Combination, (B) not to convert any Private Subunits in connection with a stockholder vote to approve a proposed initial Business Combination or sell any Private Shares to the Company in a tender offer in connection with a proposed initial Business Combination and (C) that the Private Subunits shall not participate in any liquidating distribution from the Trust Account upon winding up if a Business Combination is not consummated. In the event of a liquidation prior to the initial Business Combination, the Private Units will likely be worthless.

Note 6 — Related Party Transactions

Founder Shares

On January 4, 2021, the Sponsor paid $25,000, or approximately $0.009 per share, to cover certain offering costs in consideration for 2,875,000 shares of common stock, par value $0.0001 (the “Founder Shares”). Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On March 10, 2021, the Company effected a stock dividend of 0.2 shares for each founder share outstanding, resulting in an aggregate of 3,450,000 founder shares outstanding and held by the Sponsor and the Company’s directors (up to 450,000 of which are subject to forfeiture by the Company’s sponsor if the underwriters’ over-allotment option is not exercised in full). On March 19, 2021, the underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units. As a result, 125,000 founder shares are still subject to forfeiture.

On the date of the IPO, the Founder Shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions) for a period ending on (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of the Company’s initial Business Combination and the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Company’s initial Business Combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of Company’s consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their shares of common stock for cash, securities or other property.

Due to Related Party

The balance of $1,613 represents the amount accrued for the administrative support services provided by affiliate of the Chief Executive Officer.

Due to EarlyBirdCapital

Pursuant to the Private Placement, $3,900,000 of cash was supposed to be placed in the JPMorgan Trust. EarlyBirdCapital overfunded $500,000 to the JPMorgan Trust. The amount was recorded as a liability on March 15, 2021 and was paid back to EarlyBirdCapital on March 16, 2021.

Promissory Note — Related Party

On January 4, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO (the “Promissory Note”). These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO.

On February 1, 2021, the Sponsor loaned to the Company $100,000 pursuant to the Promissory Note. On February 10, 2021, the Sponsor funded to the Company an additional $25,000 pursuant to the Promissory Note, for an aggregate amount of $125,000. On March 15, 2021, the Promissory Note in an aggregate amount of $125,000 was fully paid.

Related Party Loans

In order to meet the working capital needs following the consummation of the IPO if the funds not held in the Trust Account are insufficient, the Sponsor, initial stockholders, officers, directors and their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would consist of (i) one subunit, which consists of one share of common stock and one-quarter of one warrant, and (ii) one-quarter of one warrant, where the common stock and warrants would be identical to the common stock and warrants included in the Private Units. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. At March 15, 2021, no such Working Capital Loans were outstanding.

Administrative Service Fee

Commencing on the Effective Date of the registration statement through the acquisition of a target business, the Company will pay an affiliate of the Chief Executive Officer, an aggregate fee of $10,000 per month for providing the Company with office space and certain office and secretarial services. As of March 15, 2021, the Company has recorded $1,613 for the period from March 10, 2021 through March 15, 2021.

Note 7 — Fair Value Measurements

Non-Recurring Fair Value Measurement

The following table presents information about the Company’s Representative Shares that were measured at fair value on a non-recurring basis as of January 13, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	January 13,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Stockholders’ Equity:
Representative Shares	$2,024,463	$	$-	$2,024,463
	$2,024,463	$	$-	$2,024,463

The estimated fair value of the Representative Shares on January 13, 2021, the date the Representative Shares were issued, was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model utilizing the probability weighted expected return method are assumptions related to the expected stock-price volatility (pre-merger), the risk-free interest rate, and the expected restricted term. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected restricted term of the Representative Shares. The expected restricted term of the Representative Shares is simulated based on management assumptions regarding the timing and likelihood of completing the IPO and a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Representative Shares were as follows at January 13, 2021:

Input	January 13, 2021
Restricted term (years)	1.11
Expected volatility	12.5%
Risk-free interest rate	0.12%
Stock price	$9.37
Dividend yield	0%

Recurring Fair Value Measurement

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 15, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	March 15,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash held in Trust Account	$120,500,000	$120,500,000	$-	$-
	$120,500,000	$120,500,000	$-	$-
Liabilities:
Warrant Liability	$253,413	$-	$-	$253,413
	$253,413	$-	$-	$253,413

The estimated fair value of the warrant liability on March 15, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the warrant liability were as follows at March 15, 2021:

Input	March 15, 2021
Expected term (years)	5.99
Expected volatility	24.3%
Risk-free interest rate	1.06%
Stock price	$9.36
Dividend yield	0%
Exercise price	$11.5

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares and Representative Shares (as defined below) issued and outstanding on the date of the IPO, as well as the holders of the Private Units and any units the Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on March 10, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company use its best efforts to register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Units and units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital may only make a demand on one occasion and only during the five-year period beginning on March 10, 2021. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

EarlyBirdCapital and I-Bankers Securities, Inc. (the “Underwriters”) have a 45-day option from the date of the IPO to purchase up to an additional 1,800,000 Public Units to cover over-allotments, if any. The Underwriters were entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO, or $2,400,000 (or up to $2,760,000 if the underwriters’ over-allotment is exercised in full). On March 15, 2021, the Company paid, in aggregate, a fixed underwriting discount of $2,400,000.

On March 19, 2021, the Underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units and were, in aggregate, paid a fixed underwriting discount of $260,000.

EarlyBirdCapital will have the right of first refusal for a period commencing from the consummation of the IPO until the consummation of the initial Business Combination (or the liquidation of the Trust Account in the event that the Company fails to consummate the initial Business Combination within the Combination Period) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with the initial Business Combination.

In addition, under certain circumstances EarlyBirdCapital will be granted, for a period of one year from the closing of the IPO, the right to act as lead underwriter for the next U.S. registered public offering of securities, undertaken by any of the Company’s officers, for the purpose of raising capital and placing 90% or more of the proceeds in a trust or escrow account to be used to acquire one or more operating businesses in the technology industry that have not been identified at the time of the IPO.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the IPO (exclusive of any applicable finders’ fees which might become payable); provided that up to 30% of the fee may be allocated at the Company’s sole discretion to other FINRA members (including, with EarlyBirdCapital’s prior consent which shall not be unreasonably withheld, companies affiliated with the Company or its officers or directors) that assist the Company in identifying or consummating an initial Business Combination.

Representative Shares

On January 13, 2021, the Company has issued to EarlyBirdCapital and its designees an aggregate of 350,000 representative shares at $0.0001 per share (the “Representative Shares”). On March 10, 2021, the Company effected a stock dividend of 0.2 shares of common stock for every share of common stock outstanding, resulting in an additional 70,000 Representative Shares issued to EarlyBirdCapital for no consideration and an aggregate of 420,000 Representative Shares outstanding. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following March 10, 2021 pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the IPO, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the March 10, 2021 or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lock-up restriction above for the remainder of the time period.

Business Combination Legal Services Agreement

The Company has entered into an agreement with its legal counsel, Loeb & Loeb (“Loeb”), whereby the Company is required to pay a total of $250,000 in retainer fees to Loeb for services related to the initial Business Combination upon the completion of certain milestones. The balance of any additional legal fees incurred related to the initial Business Combination will be due at the closing of the Business Combination.

Note 9 — Stockholder’s Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock at par value of $0.0001 per share. As of March 15, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At March 15, 2021, there were 4,260,000 shares of common stock issued and outstanding, excluding 12,000,000 shares of common stock subject to possible redemption.

Warrants — Each whole warrant entitles the holder to purchase one common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial Business Combination. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise.

The Company may call the warrants for redemption (excluding the Private Warrants and any warrants underlying additional units issued to the Sponsor, initial stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company), in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	If, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 8, 2022, the date that the financial statement was issued. Other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

On March 16, 2021, the Company repaid EarlyBirdCapital its $500,000 of overfunding through the Company’s remaining funds in the JPMorgan Trust Account.

On March 16, 2021, the Company entered into a consulting agreement with Dr. Luc Julia, a director of the Company, pursuant to which Dr. Julia agreed to introduce to the Company one or more potential candidates for the Company to pursue regarding a potential business combination in exchange for a single consulting fee equal to 1.0% of the enterprise value of the target company paid in cash, not to exceed 2.0% of the Trust Account, payable concurrent with the closing of the business combination with the target introduced by Dr. Julia.

On March 19, 2021, the Underwriters partially exercised the over-allotment option to purchase 1,300,000 Public Units and were, in aggregate, paid a fixed underwriting discount of $260,000. As a result, 125,000 founder shares are still subject to forfeiture. Pursuant to the underwriters’ partial exercise of the over-allotment option on March 19, 2021, the Sponsor and EarlyBirdCapital purchased an additional 26,000 Private Units.

On November 15, 2021, the Company entered into a merger agreement with SoundHound Inc. (“SoundHound”), a voice artificial intelligence company that Dr. Julia introduced to the Company, pursuant to which the two companies agreed to consummate a Business Combination. The total consideration to be paid by the Company to SoundHound is $2 billion in equity of the Company, with outstanding SoundHound stock options and warrants included on a net exercise basis. In connection with the Business Combination, certain accredited investors committed to purchase 11.1 million shares of Class A common stock of the combined company at a price of $10.00 per share, for total gross proceeds of $111 million, in a private placement that is scheduled to close concurrently with the Business Combination. Pursuant to the consulting agreement the Company and Dr. Julia entered into on March 16, 2021, Dr. Julia will be entitled to a finder’s fee of $2.66 million upon the closing of the Business Combination.

On January 10, 2022, the Company filed a registration statement on Form S-4 (the “Form S-4”) with respect to the merger between the Company and SoundHound Inc.

On February 14, 2022, the Company filed Amendment No. 1 to the Form S-4 to address comments the Company received from the SEC on February 9, 2022.